UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Federal-Mogul Corporation (the “Company”) is providing certain information set forth below in this Current Report on Form 8-K in connection with the commencement of the rights offering described below.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

Financial Outlook for Quarter Ending June 30, 2013 and Year Ending December 31, 2013

Based on preliminary unaudited financial information, management estimates and the assumptions described herein, we are providing the estimates set forth below with respect to our financial outlook for the quarter ending June 30, 2013 and the year ending December 31, 2013. For the second quarter ending June 30, 2013, we expect the following:

•	Net sales of $1.7 billion to $1.8 billion; and

•	Operational EBITDA of $150.0 million to $165.0 million.

For the fiscal year ending December 31, 2013, we expect the following:

•	Net sales of $6.8 billion to $7.0 billion; and

•	Operational EBITDA of $560.0 million to $615.0 million.

We also continue to evaluate other potential operational restructuring opportunities and may determine to undertake additional operational restructuring actions in the future. Key assumptions for our financial outlook information include assumptions regarding global industry vehicle production levels and our restructuring actions in addition to other estimates and assumptions regarding our business, industry conditions, global economic, regulatory, market and financial conditions, foreign currency exchange rates and other factors. In particular, a large portion of our Powertrain segment sales are derived from Europe and, therefore, our future financial performance is dependent on European macroeconomic conditions.

Operational EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S.-based funded pension plan and OPEB curtailment gains or losses from continuing operations. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA should not be considered in isolation or as a substitute for net income (loss) or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. Also, Operational EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Given the inherent uncertainty regarding special and non-recurring items and gains or losses on the extinguishment of debt in connection with the Refinancing (as defined below) in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

We have not yet completed the quarter ending June 30, 2013, and accordingly, we do not yet have finalized financial results for that quarter. Our financial outlook information for the quarter ending June 30, 2013 remains subject to the completion of that quarter and our normal quarter-end accounting procedures and adjustments and is subject to change and may differ significantly from the estimates above.

We have prepared the quarterly and full year financial outlook information included above, and our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such information. Although we currently expect that our final results will be consistent with the estimates described above, these estimates are preliminary and represent the most current information available to management, and also reflect other estimates and assumptions, as described herein. Therefore, it is possible that our actual results may differ materially from these estimates due to the completion of the second quarter and subsequent periods, our final closing procedures, changes in the data and market conditions underlying our assumptions, future operational restructuring actions and other developments that may arise in the future.

We have not updated and do not intend to update or otherwise revise these projections to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent events even in the event that any or all of the underlying assumptions or estimates are no longer appropriate. The foregoing preliminary financial results constitute forward looking statements. Actual results may vary materially from the information contained in these forward-looking statements based on a number of factors. Please refer to “Forward-Looking Statements” below.

The information contained in this Item 7.01 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Section 8 – Other Events

Item 8.01 – Other Events.

Rights Offering

On June 7, 2013, Federal-Mogul Corporation (the “Company”) commenced its previously announced $500 million rights offering. Under the terms of the rights offering, the Company will grant, at no charge, to each stockholder as of 5:00 p.m. Eastern Daylight Time on the record date of June 7, 2013, one transferable subscription right for each whole share of common stock owned by that stockholder on the record date. Each subscription right will entitle a rights holder to purchase 0.51691 shares of the Company’s common stock at a subscription price equal to $9.78 per share (subject to rounding down to avoid the issuance of fractional shares) (the “basic subscription right”). The rights offering will also include an over-subscription privilege, which will entitle stockholders who exercise all of their subscription rights in the basic subscription privilege the right to purchase additional shares of common stock in the rights offering, subject to availability and pro-rata allocation of shares among rights holders exercising such over-subscription privilege. The subscription rights will expire if they are not exercised by 5:00 p.m. Eastern Daylight Time on June 27, 2013 (unless extended).

A subsidiary of Icahn Enterprises L.P., the Company’s largest stockholder, has agreed to subscribe for its pro-rata share of the rights offering under its basic subscription privilege and indicated its willingness to oversubscribe for additional shares if necessary for a successful refinancing of the Company’s outstanding indebtedness, subject to availability and pro-rata allocation among other rights holders who have elected to exercise their over-subscription privilege.

The rights offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 1, 2013. The rights offering will be made solely by means of a prospectus and prospectus supplement meeting the requirements of the Securities Act of 1933, as amended, to be filed with the SEC. Additional information regarding the rights offering will be set forth in the prospectus supplement to be filed with the SEC.

In connection with this rights offering, the Company is filing items included as Exhibits 4.10, 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to this Current Report on Form 8-K for the purpose of incorporating such items by reference in the Company’s Registration Statement on Form S-3 (Registration No. 333-187424), of which the prospectus supplement dated June 7, 2013, relating to the rights offering, is a part.

Operational Restructuring

During the three months ended March 31, 2013, we recognized net restructuring expenses of $8 million. Since June 2012, our Board has approved two operational restructuring programs. In June 2012, we announced a restructuring plan (“Restructuring 2012”) to reduce or eliminate capacity at several high cost VCS facilities and transfer production to lower cost locations with total estimated net Restructuring 2012 costs of $15 million. Restructuring 2012 is anticipated to be completed within two years. Most recently, in February 2013, our Board approved the evaluation of restructuring opportunities in order to improve operating performance (“Restructuring 2013”) and the commencement of restructuring plans with total estimated net Restructuring 2013 costs of $82 million. Restructuring 2013 is intended to take place from 2013 to 2015. In addition, we continue to evaluate other potential operational restructuring opportunities and may determine to undertake additional operational restructuring actions in the future. At this time, however, no determination has been made with respect to any potential additional operational restructuring opportunities. We expect to finance our operational restructuring programs through cash generated from ongoing operations or through cash available under our credit facility, subject to the terms of applicable covenants.

Proposed Refinancing Transactions

We previously announced that we are pursuing a potential refinancing of our outstanding indebtedness. In connection with this potential refinancing, we expect to (i) enter into one or more new credit agreements, which are anticipated to provide for new senior secured credit facilities consisting of an asset-based revolver of approximately $550 million and a term loan facility of approximately $1.75 billion (the “New Credit Agreement”) and (ii) commence an offering of $750 million aggregate principal amount of senior notes (“Senior Notes Offering” and together with the New Credit Agreement, the “Refinancing”) to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on

Regulation S. The Company expects to complete the Refinancing shortly after the completion of the rights offering described herein. However, no assurances can be given that the Refinancing will be completed on the terms described herein, on commercially reasonable terms or at all. The completion of this rights offering is not conditioned upon the completion of either the New Credit Agreement or the Senior Notes Offering. However, the completion of the New Credit Agreement and the Senior Notes Offering are expected to be conditioned upon the completion of the rights offering.

The terms of the Refinancing have not been finalized, and the Refinancing is subject to various factors and conditions, including market conditions. In the event we complete the Refinancing, we expect that our interest expense will increase (and that it will increase substantially when disregarding the interest rate hedging arrangements the Company previously had in place). In addition, the New Credit Agreement and the instruments governing the senior notes issued in the Senior Notes Offering may contain additional or more restrictive covenants than those governing our existing indebtedness.

As of March 31, 2013, we had $2.8 billion outstanding under our existing credit facility, consisting of $1.9 billion and $950 million outstanding under tranche B and tranche C term loans. We had no amounts outstanding under our revolving credit facility as of March 31, 2013. The obligations under our revolving credit facility mature on December 27, 2013. The obligations under our tranche B term loan mature December 27, 2014, and the obligations under our tranche C term loan mature December 27, 2015. We intend to use the proceeds of the rights offering to repay a portion of our existing indebtedness under our existing credit facility and for general corporate purposes, including but not limited to, operational restructuring actions, pension payments, working capital and capital expenditures.

Holding Company Structure

As part of or following any refinancing of the Company’s existing indebtedness, the Company may undertake, either of the following transactions so as to create a holding company structure whereby immediately following the implementation of that structure, the Company and each of its businesses will be held through a public holding company having the same stockholders as the Company had immediately prior to the implementation of such structure (subject to due diligence and confirmation that any such transaction will not have any adverse consequences on the Company or its stockholders):

(i)	a merger pursuant to Section 251(g) of the DGCL pursuant to which (1) the Company would form a subsidiary (“Sub”); (2) Sub would form a subsidiary (“Sub 2”); and (3) Sub 2 would merge into the Company with the Company surviving as a subsidiary of Sub (such transactions described in clause (i), the “251(g) Merger”); or

(ii)	a series of transactions in which (1) a direct or indirect subsidiary of Icahn Enterprises L.P. will form a new subsidiary Delaware corporation (“Holdco”); (2) Holdco will form a new subsidiary (“Mergeco”); (3) Mergeco will merge into the Company; and (4) pursuant to such merger, (A) each share or fraction of a share of the capital stock of the Company outstanding immediately prior to the merger is converted in the merger into a share or equal fraction of a share of capital stock of Holdco having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share of stock of the Company being converted in the merger, (B) the certificate of incorporation and bylaws of Holdco immediately following the effective time of the merger contain provisions identical to the certificate of incorporation and bylaws of the Company immediately prior to the merger (other than provisions, if any, regarding the incorporator or incorporators, the corporate name, the registered office and agent, the initial board of directors and such provisions contained in any amendment to the certificate of incorporation as were necessary to effect a change, exchange, reclassification, subdivision, combination, or cancellation has become effective), (C) as a result of the merger, the Company remains a direct wholly-owned subsidiary of Holdco, (D) the directors of the Company become or remain the directors of Holdco upon the effective time of the merger, (E) the common stock of Holdco is listed for trading on NASDAQ, and (F) the rights, benefits and status of the Company’s stockholders by virtue of the merger shall be identical to the fullest extent possible as to those prior to the merger. As promptly as possible following the merger, the indebtedness of the Company for borrowed money will, to the extent possible, be assumed by and transferred to Holdco (such transactions described in clause (ii), the “Holding Company Transaction”).

If the holding company structure described above is implemented through either the 251(g) Merger or the Holding Company Transaction, it is expected that our indebtedness will be moved up and held at the holding company level. There are no assurances that the Company will undertake the 251(g) Merger or the Holding Company Transaction following the rights offering, as a part of or following the Refinancing or at all.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The senior notes described herein will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Federal-Mogul Corporation Shareholder Subscription Rights Certificate

99.1	Form of Instructions as to Use of Federal-Mogul Corporation Rights Certificates

99.2	Form of Letter to Nominee Holders whose Clients are Beneficial Holders

99.3	Form of Letter to Stockholders Who are Beneficial Owners

99.4	Form of Letter to Clients of Nominee Holders

99.5	Form of Beneficial Owner Election Form

99.6	Form of Nominee Holder Certification

Forward Looking Statements

Statements contained in this Current Report, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, fluctuations in domestic or foreign vehicle production; fluctuations in the demand for vehicles containing our products; the ability to refinance the Company’s outstanding indebtedness on commercially reasonable terms; the ability to successfully complete the rights offering and the possible effects of the rights offering on the Company’s stockholders; the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business; the costs, timing and success of the Company’s restructuring actions; conditions in the automotive industry; the success of the company’s segmentation and corresponding effects; and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Quarterly Report”), as well as the risks and uncertainties discussed elsewhere in the Annual Report, the Quarterly Report and the Company’s other filings with the SEC from time to time, including under “Risk Factors” in the prospectus supplement relating to the rights offering filed with the SEC on June 7, 2103. Other factors besides those listed could also materially affect the Company’s business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: June 10, 2013	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Form of Federal-Mogul Corporation Shareholder Subscription Rights Agreement

99.1	Form of Instructions as to Use of Federal-Mogul Corporation Rights Certificates

99.2	Form of Letter to Nominee Holders whose Clients are Beneficial Holders

99.3	Form of Letter to Stockholders Who are Beneficial Owners

99.4	Form of Letter to Clients of Nominee Holders

99.5	Form of Beneficial Owner Election Form

99.6	Form of Nominee Holder Certification